SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 10, 2007 (December 4, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers ; Compensatory Arrangements of Certain Officers

(i) On December 4, 2007, on the recommendation of the Compensation Committee, the Board of Directors of Zion Oil & Gas, Inc. ("Zion" or the "Company") approved the entry by the Company into an Employment Agreement with Richard Rinberg, the Company's Chief Executive Officer (the "Rinberg Agreement"), effective as of November 1, 2007. The Rinberg Agreement replaces the prior Retention and Management Services Agreement between the Company and Mr. Rinberg that expired on October 31, 2007. The following summary of certain provisions of the Rinberg Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

The Rinberg Agreement has an initial term that extends through December 31, 2008; thereafter, the agreement provides that it is to be renewed automatically for successive two year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Rinberg will be paid an annual salary of $275,000, payable monthly (notwithstanding which, consistent with the current arrangement with the Company's senior officers where only up to 60% of their respective salaries are paid (up to $10,000 per month) with the remainder deferred until such time as the Company's cash position permits payment of salary in full without interfering with the Company's ability to pursue its plan of operations, Mr. Rinberg has agreed to be paid $10,000 per month with the remaining amounts due on account of his salary to be deferred as described). Mr. Rinberg will also be entitled to receive, in accordance with Israeli law and practice, a Company contribution into a managers' insurance fund to be established for the benefit of Mr. Rinberg on account of severance benefits at a rate equal to 13 1/3% of his monthly salary and a Company contribution to an advancement fund to be established for Mr. Rinberg's benefit in the amount of 7 1/2 % of his monthly salary. Mr. Rinberg can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If during the initial term (or any renewal term) the Company were to terminate the agreement or if the Company were to elect to not renew the agreement at the end of the term, in either case for any reason other than "Just Cause" (as defined the Rinberg Agreement), then the Company is to pay to Mr. Rinberg the salary then payable under the agreement through the longer of (i) the scheduled expiration of the initial or a renewal term as if the agreement had not been so terminated or not renewed or (ii) six months, as well as all bonuses and benefits earned and accrued through such date. Mr. Rinberg may also terminate the agreement for "Good Reason" (as defined in the Rinberg Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Rinberg Agreement provides for customary protections of the Company's confidential information and intellectual property. The Rinberg Agreement also provides that in connection with his services during the initial term of the Rinberg Agreement and subject to the entry into an Option Award Agreement under the Company's 2005 Stock Option Plan (the "Plan"), Mr. Rinberg be awarded options at a per share exercise price of $0.01 to purchase 40,000 shares of the Company's common stock under the Plan, which options would vest at the rate of 10,000 shares at the termination of each 90 day period beginning November 1, 2007 until such options are vested in full on October 31, 2008. In the event of an extension of the term of the Rinberg Agreement, the agreement provides that Mr. Rinberg be granted additional options to purchase common stock in the Company in amounts of not less than 40,000 shares per year on such terms to be agreed by the parties. On December 4, 2007, the Board of the Company authorized the entry by the Company into an Option Award Agreement pursuant to which Mr. Rinberg was granted options to purchase 40,000 shares (valued at $257,328) under the Plan on the terms set forth above.

(ii) Also on December 4, 2007, on the recommendation of the Compensation Committee, the Board of Directors of Zion approved the entry by the Company into an Employment Agreement with William H. Avery, the Company's Corporate Executive Vice President (the "Avery Agreement"), effective as of December 1, 2007. The Avery Agreement replaces the prior retention and compensation arrangements between the Company and Mr. Avery. The following summary of certain provisions of the Avery Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K, and is incorporated herein by reference.

The Avery Agreement has an initial term that extends through December 31, 2008; thereafter, the employment agreement provides that it is to be renewed automatically for successive one year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Avery will be paid an annual salary of $225,000, payable monthly(notwithstanding which, consistent with the current arrangement with the Company's senior officers where only up to 60% of their respective salaries are paid (up to $10,000 per month) with the remainder deferred until such time as the Company's cash position permits payment of salary in full without interfering with the Company's ability to pursue its plan of operations, Mr. Avery has agreed to be paid $10,000 per month with the remaining amounts due on account of his salary to be deferred as described). Mr. Avery can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If during the initial term (or any renewal term) the Company were to terminate the agreement or if the Company were to elect to not renew the agreement at the end of the term, in either case for any reason other than "Just Cause" (as defined the employment agreement), then the Company is to pay to Mr. Avery the salary then payable under the agreement through the longer of (i) the scheduled expiration of the initial or a renewal term as if the agreement had not been so terminated or not renewed or (ii) six months, as well as all bonuses and benefits earned and accrued through such date. Mr. Avery may also terminate the employment agreement for "Good Reason" (as defined in the employment agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Avery Agreement provides for customary protections of the Company's confidential information and intellectual property. The Avery Agreement also provides that subject to the entry into an Option Award Agreement, Mr. Avery be awarded fully vested options at a per share exercise price of $0.01 to purchase 40,000 shares of the Company's common stock under the Plan. On December 4, 2007, the Board of the Company authorized the entry by the Company into an Option Award Agreement pursuant to which Mr. Avery was granted options to purchase 40,000 shares (valued at $257,328) under the Plan on the terms set forth above.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 4, 2007, the Company's Board of Directors unanimously approved the replacement of the existing "Code of Business Conduct and Ethics for Directors, Officers and Employees" with a new Code written in a "plain English" style.  Although the prior Code of Conduct met all legal requirements, the Company believes that the new Code is easier to read and understand. As with the code it replaces, the purpose of the new Code is to encourage the highest standards of business and personal ethics in the discharge of assigned responsibilities among the directors, officers and employees.  A copy of the amended Code is attached as Exhibit 14.1 to Current Report on Form 8-K and incorporated herein by reference.

Item 9.01(d): Exhibits

  10.1 Personal Employment Agreement dated as of November 1, 2007 between Zion Oil & Gas Inc. and Richard Rinberg*

  10.2 Personal Employment Agreement dated as of December 1, 2007 between Zion Oil & Gas Inc. and William H. Avery*

  14.1 Code of Business Conduct and Ethics for Directors, Officers and Employees (effective as of December 4, 2007)

* Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 10, 2007

Zion Oil and Gas, Inc.

By: /s/ Richard R. Rinberg

Richard R. Rinberg
Chief Executive Officer